UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported):  August 24, 2005

Distribution Management Services, Inc.

(Exact name of small business issuer as specified in its charter)

Florida	0-27539	65-0574760
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11601 Biscayne Boulevard, Suite 201, Miami, Florida 33181

(Address of principal executive offices)

305-893-9270

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Item 4.01

Changes in Registrant’s Certifying Accountants

On August 24, 2005, Berkovits Lago & Company, LLP, resigned as the Company’s independent auditors.

Berkovits Lago & Company, LLP audited the Company’s financial statements for the fiscal year ended May 31, 2003.  Berkovits Lago’s report on our financial statements for the year ended May 31, 2003 (“Audit Period”) did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except for an explanatory paragraph discussing the Company’s inability to continue as a going concern. During the Audit Period, and through August 24, 2005, there were no disagreements with Berkovits Lago on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure,  which disagreements, if not resolved to the satisfaction of Berkovits Lago, would have caused it to make reference to the subject matter of the disagreements in connection with its  report, and there were no reportable events as described in Item 304(a)(1)(ii),(iv) A, B of Regulation S-B.

We have provided a copy of this disclosure to Berkovits Lago & Company, LLP and have requested that they furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made herein, and, if not, stating the respects in which they do not agree as required pursuant to Item 304(a)(3). A copy of the letter, dated August 31, 2005, is attached hereto as Exhibit 16.1.

Item 9.01  Financial Statements and Exhibits

(c)

Exhibits

Exhibit Number	Description

16.1	Letter dated August 31, 2005 from Berkovits Lago & Company LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Distribution Management Services, Inc.

/s/ LEO GREENFIELD
Leo Greenfield, President

Dated: August 31, 2005

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